UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 28, 2014
RAYONIER ADVANCED MATERIALS INC.
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER ADVANCED MATERIALS INC.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2014, Rayonier Advanced Materials Inc. (the “Company”) announced that Frank A. Ruperto will become its Chief Financial Officer and Senior Vice President, Finance and Strategy effective immediately.

Mr. Ruperto, age 48, joined Rayonier Inc. in March 2014 as Senior Vice President, Corporate Development and Strategic Planning. Following the spin-off of the Company from its former parent, Rayonier Inc., he was appointed to the same position at the Company.  Prior to joining Rayonier, from 2003 to 2012, he served as Managing Director, Mergers and Acquisitions for Banc of America Securities and, subsequent to their merger, Bank of America Merrill Lynch (each a consumer banking and financial services provider).  In this capacity, Mr. Ruperto held various responsibilities including Head of Global Industrial M&A for Banc of America Securities.  From 1996 to 2003, Mr. Ruperto held various positions at Merrill Lynch & Co. including Managing Director, Mergers & Acquisitions.  Prior to that, Mr. Ruperto was an Associate with Kidder Peabody & Co./PaineWebber Inc. from 1993 to 1995 and with Smith Barney Inc. from 1995 to 1996.  From 1988 to 1991, he was a Corporate Finance Analyst with Alex. Brown & Sons Inc.  Mr. Ruperto holds a Bachelor of Arts with a concentration in Economics from Harvard College and an MBA, with a major in finance, from The Wharton School of Business at The University of Pennsylvania.

In connection with his appointment as Chief Financial Officer and Senior Vice President, Finance and Strategy, Mr. Ruperto will receive an annual base salary of $380,000. Mr. Ruperto is eligible for an incentive target cash bonus equal to 61% of his base salary, subject to the terms and conditions of the Company’s Non-Equity Incentive Plan and the Company’s Annual Corporate Bonus Program. He is also eligible for participation in the Company’s Incentive Stock Plan and will be granted an equity award thereunder to be determined by the Company’s Compensation and Management Development Committee. Mr. Ruperto will also receive enhanced severance protection in an amount equal to his annual base salary and target bonus in the event of termination of his employment without cause prior to March 31, 2016; provided, however, that this enhanced severance shall not be applicable in the event that Mr. Ruperto becomes eligible for severance under the Company’s Executive Severance Pay Plan; and certain other customary benefits made available to generally all Company employees, including participation in employee welfare plans, vacation and sick leave. Additionally, Mr. Ruperto has entered into the Company’s standard indemnification agreement for its executive officers.

There are no other arrangements or understandings pursuant to which Mr. Ruperto was elected as Chief Financial Officer and Senior Vice President, Finance and Strategy. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Ruperto. There are no related party transactions between the Company and Mr. Ruperto reportable under Item 404(a) of Regulation S-K.

The Company also announced on November 28, 2014 that Benson K. Woo, the Company’s current Senior Vice President and Chief Financial Officer, will resign effective November 30, 2014. Mr. Woo has been Chief Financial Officer since June 2014.

A copy of the press release announcing Mr. Ruperto’s appointment and Mr. Woo’s resignation is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 28, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

November 28, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated November 28, 2014	Filed herewith

3